EXHIBIT 99.4


                            UNITED STATES OF AMERICA
                           DEPARTMENT OF THE TREASURY
                      FINANCIAL CRIMES ENFORCEMENT NETWORK


IN THE MATTER OF:                   )
                                    )
                                    )
                                    )          NUMBER 2007-02
UNION BANK OF CALIFORNIA, N.A.      )
SAN FRANCISCO, CALIFORNIA           )


                        ASSESSMENT OF CIVIL MONEY PENALTY


I. INTRODUCTION

     Under the authority of the Bank Secrecy Act and regulations issued pursuant to that Act,(1) the Financial Crimes Enforcement Network has determined that grounds exist to assess a civil money penalty against Union Bank of California, N.A. ("Union Bank" or the "Bank"). To resolve this matter, and only for that purpose, Union Bank has entered into a CONSENT TO THE ASSESSMENT OF CIVIL MONEY PENALTY ("CONSENT") without admitting or denying the determinations by the Financial Crimes Enforcement Network, as described in Sections III and IV below, except as to jurisdiction in Section II below, which is admitted.

     The CONSENT is incorporated into this ASSESSMENT OF CIVIL MONEY PENALTY ("ASSESSMENT") by this reference.

II. JURISDICTION

     Union Bank is a wholly owned subsidiary of UnionBanCal Corporation, a publicly traded bank holding company incorporated in Delaware, and based in San Francisco, California. UnionBanCal Corporation is a majority owned subsidiary of Mitsubishi UFJ Financial Group, Inc., Tokyo, Japan. As of June 30, 2007, Union Bank had assets of approximately $53 billion. Union Bank provides a wide range of financial services to consumers, small businesses, middle-market companies and major corporations - primarily in California, Oregon and Washington. Union Bank operates 317 full service branches in California, four full service branches in Oregon and Washington, and international offices in Canada and the Cayman Islands. Administrative offices are also maintained in Arizona, Illinois, Nevada, New York, Virginia, and Texas. The Office of the Comptroller of the Currency is the Bank's Federal functional regulator and examines Union Bank for compliance with the Bank Secrecy Act, its implementing regulations and similar rules under Title 12 of the United States Code.


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(1) 31 U.S.C. ss5311 et seq. and 31 C.F.R. Part 103.


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     At all relevant times, Union Bank was a "financial institution" and a
"bank" within the meaning of the Bank Secrecy Act and the regulations issued pursuant to that Act.(2)


III. DETERMINATIONS

     A. SUMMARY

     The anti-money laundering program at Union Bank was deficient in one of the four core elements. Namely, Union Bank failed to establish and implement adequate internal controls with respect to the Bank Secrecy Act, particularly the suspicious activity reporting requirements. Union Bank failed to implement an adequate anti-money laundering program reasonably designed to identify and report transactions that exhibited indicia of money laundering or other suspicious activity, considering the types of products and services offered by the Bank, the volume of its business, and the nature of its customers. Additionally, Union Bank late filed numerous suspicious activity reports, and filed numerous suspicious activity reports with incomplete information.

     B. VIOLATIONS OF THE REQUIREMENT TO IMPLEMENT AN ANTI-MONEY LAUNDERING PROGRAM

     The Financial Crimes Enforcement Network has determined that Union Bank violated the requirement to establish and implement an adequate anti-money laundering program. Since April 24, 2002, the Bank Secrecy Act and its implementing regulations have required banks to establish and implement anti-money laundering programs.(3) The anti-money laundering program of Union Bank would meet these requirements if the program were to conform to rules of the Office of the Comptroller of the Currency that govern anti-money laundering programs. Since 1987, the Office of the Comptroller of the Currency has required a program reasonably designed to assure and monitor compliance with reporting and record keeping requirements under the Bank Secrecy Act.(4) Reporting requirements under the Bank Secrecy Act include the requirement to report suspicious transactions.(5) The Office of the Comptroller of the Currency also requires that an anti-money laundering program contain the following elements:
(1) a system of internal controls; (2) independent testing for compliance; (3) the designation of an individual, or individuals, to coordinate and monitor day-to-day compliance; and (4) training of appropriate personnel.(6) Union Bank failed to implement internal controls reasonably designed to comply with the Bank Secrecy Act.

     Union Bank conducted business without effective internal controls, as appropriate and practical, to detect and timely report suspicious activity. Union Bank did not consistently gather and review, on a risk graded basis, important documentation concerning the nature, products, services, source of funds, and normal range of activities for certain customer accounts. Furthermore, important customer documentation that was gathered was not consistently shared


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(2) 31 U.S.C. ss. 5312(a)(2) and 31 C.F.R. ss. 103.11.
(3) 31 U.S.C. ss. 5318(h)(1) and 31 C.F.R. ss. 103.120.
(4) 12 C.F.R. ss. 21.21(b).
(5) 31 C.F.R. ss. 103.18.
(6) 12 C.F.R. ss. 21.21(c).


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across relevant departments and personnel within the Bank. As a result, Union
Bank's policies, procedures and controls failed to ensure that certain customer information gathered by the Bank was effectively used to comply with the Bank Secrecy Act. Appropriate Bank personnel often lacked information necessary to assess, in an accurate and meaningful manner, the risk of money laundering or other illicit activity posed by customers and their activities. As a result, Union Bank failed to detect and report instances of suspicious activity in a timely manner consistent with the requirements of the Bank Secrecy Act as detailed in section III (C) below.

     Union Bank failed to adequately monitor transactions of high risk customers to determine if the actual activity was commensurate with expected activity, and/or lacked any apparent business or legal purpose. This failure was particularly evident with respect to direct account relationships with a number of Mexican casas de cambio. During the relevant period of time, casas de cambio conducted thousands of wire transfers through Union Bank, totaling billions of dollars. Union Bank failed to monitor casa de cambio transactions and report suspicious activity for an extended period of time, despite knowledge of the heightened risk of money laundering posed by casas de cambio.

     In 2004, Bank management acknowledged the need for improved processes to manage the risk of money laundering, and ensure effective detection and reporting of suspicious activity on a timely basis. In an effort to centralize suspicious activity reporting processes, management organized a Financial Intelligence Unit (FIU) responsible for transaction monitoring, and identification and reporting of suspicious transactions on an enterprise wide basis. However, weak management and improper staffing within the FIU, together with inadequate processes to ensure timely and appropriate investigation and follow up on suspicious activity alerts, impaired the FIU's ability to file complete and timely suspicious activity reports. As a result, Union Bank violated the suspicious transaction reporting requirements of 31 U.S.C. ss. 5318(g) and 31 C.F.R. ss. 103.18 by failing to timely and/or accurately file a substantial number of suspicious activity reports.

     C. VIOLATIONS OF THE REQUIREMENT TO REPORT SUSPICIOUS TRANSACTIONS

     The Financial Crimes Enforcement Network has determined that Union Bank violated the suspicious transaction reporting requirements of the Bank Secrecy Act and regulations issued pursuant to that Act. These reporting requirements impose an obligation on financial institutions to report transactions that involve or aggregate to at least $5,000, are conducted by, at, or through the financial institution, and that the institution "knows, suspects, or has reason to suspect" are suspicious.(7) A transaction is "suspicious" if the transaction:
(1) involves funds derived from illegal activities, or is conducted to disguise funds derived from illegal activities; (2) is designed to evade the reporting or record keeping requirements of the Bank Secrecy Act or regulations under the Bank Secrecy Act; or (3) has no business or apparent lawful purpose or is not the sort in which the customer would normally be expected to engage, and the financial institution knows of no reasonable explanation for the transaction after examining the available facts, including background and possible purpose of the transaction.(8)


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(7) 31 C.F.R. ss. 103.18(a)(2).
(8) 31 C.F.R. ss. 103.18(a)(2)(i) - (iii).


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                                      -4-


     Financial institutions must report suspicious transactions by filing suspicious activity reports and must generally do so no later than thirty (30) calendar days after detecting facts that may constitute a basis for filing such reports.(9) If no suspect was identified on the date of detection, a financial institution may delay the filing for an additional thirty (30) calendar days in order to identify a suspect, but in no event may the financial institution file a suspicious activity report more than sixty (60) calendar days after the date of initial detection.(10)

     The absence of effective internal controls at Union Bank resulted in numerous violations of the requirement to timely report suspicious transactions. Union Bank lacked sufficient policies, procedures and controls necessary to timely detect and examine evidence of money laundering, and report suspicious activity, as required by the Bank Secrecy Act. As a result, the Bank failed to adequately monitor high risk customers and transactions for suspicious activity. Union Bank filed over one thousand late suspicious activity reports, involving total dollar amounts in excess of $1 billion, during 2005 and 2006. Union Bank's reporting delays impaired the usefulness of the information in the suspicious activity reports by failing to provide it to law enforcement on a more timely basis.

     In addition to late filings, Union Bank filed incomplete suspicious activity reports in direct contradiction to the instructions to the suspicious activity report form. A review of suspicious activity reports filed by Union Bank, between February 2005 and January 2006, disclosed over 1,000 instances where reporting fields on suspicious activity report forms were left blank or incorrectly completed. The Bank's incomplete suspicious activity reports failed to provide law enforcement with important information, and impaired further analysis and investigation of the activity by law enforcement.


IV. CIVIL MONEY PENALTY

     Under the authority of the Bank Secrecy Act and the regulations issued pursuant to that Act,(11) the Financial Crimes Enforcement Network has determined that a civil money penalty is due for violations of the Bank Secrecy Act and the regulations issued pursuant to that Act, as described in this ASSESSMENT.

     Based on the seriousness of the violations at issue in this matter, and the financial resources available to Union Bank, the Financial Crimes Enforcement Network has determined that the appropriate penalty in this matter is $10,000,000.

V. CONSENT TO ASSESSMENT

     To resolve this matter, and only for that purpose, Union Bank without admitting or denying either the facts or determinations described in Sections III and IV above, except as to jurisdiction in Section II, which is admitted, consents to the assessment of a civil money penalty in the sum of $10,000,000. This assessment is being issued concurrently with a Cease and Desist


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(9) 31 C.F.R. ss. 103.18.
(10) 31 C.F.R. ss. 103.18(b)(3).
(11) 31 U.S.C. ss. 5321 and 31 C.F.R. ss. 103.57.


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Order and $10,000,000 civil money penalty by the Office of the Comptroller of the Currency against Union Bank. This assessment is being issued along with a Deferred Prosecution Agreement and accompanying $21,600,000 forfeiture by the Department of Justice. As for the method of payment, the $10,000,000 civil money penalty by the Financial Crimes Enforcement Network shall be deemed as satisfied by a single $10,000,000 payment to the Department of the Treasury. Union Bank agrees to pay the amount of $10,000,000 within five (5) business days of this ASSESSMENT to the Department of the Treasury.

     Union Bank recognizes and states that it enters into the CONSENT freely and voluntarily and that no offers, promises, or inducements of any nature whatsoever have been made by the Financial Crimes Enforcement Network or any employee, agent, or representative of the Financial Crimes Enforcement Network to induce Union Bank to enter into the CONSENT, except for those specified in the CONSENT.

     Union Bank understands and agrees that the CONSENT embodies the entire agreement between Union Bank and the Financial Crimes Enforcement Network relating to this enforcement matter only, as described in Section III above. Union Bank further understands and agrees that there are no express or implied promises, representations, or agreements between Union Bank and the Financial Crimes Enforcement Network other than those expressly set forth or referred to in this document and that nothing in the CONSENT or in this ASSESSMENT is binding on any other agency of government, whether federal, state, or local.

VI. RELEASE

     Union Bank understands that execution of the CONSENT, and compliance with the terms of this ASSESSMENT and the CONSENT, constitute a complete settlement and release of civil liability for the violations of the Bank Secrecy Act and regulations issued pursuant to that Act as described in the CONSENT and this ASSESSMENT against Union Bank.



                                    By: /s/ JAMES H. FREIS, JR.

                                        ________________________________________
                                        James H. Freis, Jr., Director
                                        FINANCIAL CRIMES ENFORCEMENT NETWORK
                                        U.S. Department of the Treasury



                                    Date: September 14, 2007
                                          ______________________________________